Exhibit 24.1

POWER OF ATTORNEY

Each director and executive officer of Civista Bancshares, Inc. (the “Company”) whose signature appears below hereby constitutes, authorizes and appoints Dennis G. Shaffer, Richard J. Dutton and James E. McGookey, and each of them, with full power to act without the others, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign and to cause to be filed with the Securities and Exchange Commission the Company’s Registration Statement on Form S-4 (the “Registration Statement”) to register under the Securities Act of 1933, as amended, and any and all amendments (including post-effective amendments) to the Registration Statement, including any and all exhibits and other documents required to be included with the Registration Statement and any amendments thereto, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he or she might or could do in person, including every act whatsoever that such attorney may deem necessary or advisable to be done in connection with the Registration Statement and any amendment thereto, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this instrument on the date indicated.

/s/ Thomas A. Depler
Thomas A. Depler, Director	April 27, 2018

/s/ Allen R. Maurice
Allen R. Maurice, Director	April 26, 2018

/s/ Todd A. Michel
Todd A. Michel, Senior Vice President (Principal Financial and Accounting Officer)	April 25, 2018

/s/ James O. Miller
James O. Miller, Chairman of the Board	April 30, 2018

/s/ Dennis E. Murray, Jr.
Dennis E. Murray, Jr., Director	April 25, 2018

/s/ Allen R. Nickles
Allen R. Nickles, Director	April 26, 2018

/s/ M. Patricia Oliver
M. Patricia Oliver, Director	April 28, 2018

/s/ Daniel J. White
Daniel J. White, Director	April 27, 2018

/s/ Dennis G. Shaffer
Dennis G. Shaffer, President and Chief Executive Officer, Director (Principal Executive Officer)	April 26, 2018